Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

General Mills, Inc.:

We consent to the use of our report with respect to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Minneapolis, Minnesota

January 17, 2018